As filed with the Securities and Exchange Commission on March 10, 2011   Registration No. _________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM F-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IncrediMail Ltd.
 (Exact name of Registrant as specified in its charter)

N/A
(Translation of Registrant's name into English)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4 HaNechoshet Street
Tel Aviv, Israel 69710
+972-3-7696100
(Address and telephone number of Registrant's principal executive offices)

Yacov Kaufman, CFO
4 HaNechoshet Street
Tel Aviv, Israel 69710
+972-3-7696100
 (Name, address and telephone number of agent for service)

Copies of all Correspondence to:

DAVID H. SCHAPIRO, ADV. ELIRAN FURMAN, ADV.
Yigal Arnon & Co.
1 Azrieli Center
Tel Aviv, 67021 Israel
Tel: 972-3-608-7726

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Calculation of Registration Fee

Title of Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Price Per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary Shares, par value NIS 0.01 per share	1,020,000	$7.48	$7,629,600(2)	$886
Total				$886

(1)
Pursuant to Rule 416 of the Securities Act of 1933, this registration statement also includes an indeterminate number of shares that may be issued to prevent dilution from stock splits, stock dividends or similar transactions that could affect the shares to be offered by selling shareholders.

(2)
Estimated solely for the purpose of calculating the registration fee on the basis of, pursuant to Rule 457(c) under the Securities Act, the average of the high and low sale prices of the Ordinary Shares as reported on the Nasdaq Global Market on March 7, 2011.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION
DATED _____, 2011

PROSPECTUS

1,020,000 Ordinary Shares

This prospectus relates to the resale, from time to time, by the selling shareholders named in this prospectus of up to 1,020,000 of our ordinary shares.

The selling shareholders may sell all or any portion of these ordinary shares in one or more transactions through Nasdaq, the Tel Aviv Stock Exchange, in the over-the-counter market, in privately negotiated transactions or otherwise. In addition, the selling shareholders may sell any portion of these ordinary shares (i) directly to purchasers or through agents, brokers, dealers or underwriters; (ii) at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices; or (iii) or any other means described in the section entitled "Plan of Distribution".

Our ordinary shares are listed on the NASDAQ Capital Market under the symbol "MAIL" and on the Tel Aviv Stock Exchange in Israel under the Hebrew letters which read "EMAIL". On March 9, 2011, the last reported sale price of our ordinary shares on the NASDAQ Global Market was $7.69 per share and on the Tel Aviv Stock Exchange was NIS 27.27 per share.

The securities offered hereby involve a high degree of risk. See "Risk Factors" beginning on page 2.

None of the U.S. Securities and Exchange Commission, the Israeli Securities Authority or any state securities commission have approved or disapproved of these securities or passed upon the adequacy, completeness or accuracy of this prospectus. Any representation to the contrary is a criminal offense under the laws of the United States and the laws of the State of Israel.

The date of this prospectus is ____, 2011

ABOUT INCREDIMAIL LTD.

We were incorporated in the State of Israel in November 1999 under the name Verticon Ltd. We changed our name to IncrediMail Ltd. in November 2000 to better reflect the nature of our business. We operate under the laws of the State of Israel.

We are a digital media company that develops personal productivity downloadable consumer products that are simple safe and useful. Our award winning e-mail client product, IncrediMail Premium, is sold in over 100 countries in 10 different languages. Other products include HiYo, a graphic add-on to instant messaging software, and Magentic, a wallpaper and screensaver software.

 We completed the initial public offering of our ordinary shares in the United States on February 3, 2006, whereby we became a “limited liability public company” under the Israeli Companies Law- 1999 (“Israeli Companies Law”). Since November 20, 2007 the Company’s ordinary shares are also traded on the Tel Aviv Stock Exchange.

Our headquarters are located at 4 HaNechoshet Street, Tel-Aviv 69710, Israel. Our phone number is (972-3) 769-6100. Our agent for service of process in the United States is IncrediMail Inc., Rockefeller Center, 1230 Ave. of the Americas, New York, NY 10020.

Additional information about us and our operations may be found at our websites are www.incredimail-corp.com and www.incredimail.com. Information on our websites is not incorporated by reference in this prospectus.

RISK FACTORS

An investment in our securities is speculative and involves a high degree of risk.  Therefore, you should not invest in our securities unless you are able to bear a loss of your entire investment. You should carefully consider the risk factors described in our periodic reports filed with the SEC, including those specified in the section captioned “Risk Factors” in Item 3.D. of our Annual Report on Form 20-F for the year ended December 31, 2010, filed with the SEC on March 9, 2011, which is incorporated by reference in this prospectus. You should carefully consider those risks together with the other information in this prospectus before deciding to invest in our securities. If any of those risks actually occur, our business, financial condition and results of operations could be materially and adversely affected.  In that case, the trading price of our ordinary shares could decline, and you may lose all or part of your investment.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

The statements incorporated by reference or contained in this prospectus discuss our future expectations, contain projections of our results of operations or financial condition, and include other forward-looking information within the meaning of the Securities Act of 1933, as amended. Forward-looking statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our, or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential” or “continue” or the negative of such terms and other comparable terminology.

You should not unduly rely on forward-looking statements contain or incorporated by reference in this prospectus. Various factors discussed in this prospectus, including, but not limited to, all the risks discussed in the "Risk Factors" section herein and in our other SEC filings may cause actual results or outcomes to differ materially from those expressed in forward-looking statements. You should read and interpret any forward-looking statements together with these documents.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we do not know whether we can achieve positive future results, levels of activity, performance, or goals. Actual events or results may differ materially from our current expectations. All forward- looking statement are based only on information available to us as of the date on which that statement is made. Except as required by applicable law, we undertake no obligation to update or revise any of the forward- looking statements after the date on which such statement is made.

CAPITALIZATION

The following table sets forth our liabilities and shareholders' equity as of December 31, 2010. This table was prepared in accordance with the US GAAP and the financial data is derived from our audited consolidated financial statements as of December 31, 2010.

	December 31,
	2010	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$16,055	$24,368
Marketable securities	14,973	5,225
Trade receivables	2,795	2,320
Other receivables and prepaid expenses	4,485	4,819
Total current assets	38,308	36,732
LONG-TERM ASSETS:
Severance pay fund	877	1,104
Deferred taxes	102	63
Other long-term assets	478	495
Property and equipment, net	1,381	1,366
Other intangible assets, net	202	134
Total long-term assets	3,040	3,162
Total assets	$41,348	$39,894

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Trade payables	$1,831	$1,039
Deferred revenues	2,204	2,270
Accrued expenses and other liabilities	6,206	6,577
Total current liabilities	10,241	9,886
LONG-TERM LIABILITIES:
Deferred revenues	1,576	1,616
Accrued severance pay	1,379	1,390
Total long-term liabilities	2,955	3,006

SHAREHOLDERS' EQUITY
Shares issued and outstanding: 9,527,821 and 9,701,750 at December 31, 2010 and 2009, respectively	28,152	27,002
Total liabilities and shareholders' equity	$41,348	$39,894

USE OF PROCEEDS

All of the proceeds from the sale of the ordinary shares offered under this prospectus are for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sales of these securities.

We have agreed to bear all expenses relating to the registration of the securities registered pursuant to this prospectus.

MARKET FOR OUR ORDINARY SHARES

Our ordinary shares have been listed on the Nasdaq Capital Market since January 31, 2006 and since June 27, 2007 on the NASDAQ Global Market (“NASDAQ”), under the symbol “MAIL”. Our ordinary shares commenced trading as a dual listed company on the Tel Aviv Stock Exchange (“TASE”) on December 4, 2007 under the Hebrew letters which read "EMAIL".

The following table shows, for the periods indicated, the high and low closing sale prices of our ordinary Shares as reported on the NASDAQ and the TASE:

	Nasdaq Capital Market or Nasdaq Global Market				Tel Aviv Stock Exchange
	High ($)		Low ($)		High (NIS)		Low (NIS)
Most Recent Full Financial Years
2010	10.68		3.97		40.28		15.85
2009	10.56		2.50		39.69		9.12
2008	5.17		2.00		20.39		8.23
2007	9.99		4.94		25.50	*	19.57	*
2006	8.65	**	4.00	**	-		-

Financial Quarters during the Past Two Recent Full Financial Years
Fourth Quarter 2010	7.82		5.83		28.35		20.95
Third Quarter 2010	6.25		3.97		23.35		15.85
Second Quarter 2010	7.32		4.46		27.14		17.30
First Quarter 2010	10.68		6.23		40.28		23.75
Fourth Quarter 2009	9.98		7.08		37.98		27.00
Third Quarter 2009	10.56		5.39		39.69		21.22
Second Quarter 2009	5.92		3.53		21.40		15.90
First Quarter 2009	3.76		2.50		15.88		9.12

Most Recent Six Months
February-11	7.65		7.01		27.64		25.49
January -11	8.00		6.98		28.30		24.96
December -10	7.82		6.65		28.35		23.81
November-10	7.13		6.12		25.71		22.42
October-10	6.68		5.83		24.47		20.95
September-10	6.25		4.74		23.35		17.55

The closing prices of our Ordinary Shares, as reported on the Nasdaq Global Market on March 9, 2011 and on the Tel Aviv Stock Exchange on March 9, 2011, which are the last full trading days before filing of this prospectus, were $7.69 and NIS 27.27 (equal to $7.65 based on the Bank of Israel representative exchange rate as of such date), respectively.

*	Since our listing on the Tel Aviv Stock Exchange on December 4, 2007
**	Since our listing on the Nasdaq Capital Market since January 31, 2006 and on the NASDAQ Global Market since June 27, 2007.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling ordinary shares or interests in ordinary shares received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of its ordinary shares or interests in ordinary shares or warrants directly or, alternatively, through underwriters, broker-dealers or agents. The selling shareholders may sell their ordinary shares, warrants or interests in ordinary shares in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions as follows:

•	on any national securities exchange or quotation service on which the ordinary shares may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	through the writing of options.

In connection with sales of the ordinary shares and warrants offered by this prospectus or otherwise, the selling shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the ordinary shares or warrants in the course of hedging the positions they assume. The selling shareholders may also sell ordinary shares and warrants short and deliver ordinary shares or warrants to close out such short positions, or loan or pledge ordinary shares or warrants to broker- dealers that in turn may sell such securities.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that they meet the criteria and conform to the requirements of that rule.

Under the securities laws of some states, the ordinary shares may be sold in these jurisdictions only through registered or licensed brokers or dealers.  In addition, in some states the ordinary shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates.  In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.  The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Expenses of the Offering

We have incurred, or expect to incur, the following estimated expenses in connection with this prospectus:

SEC registration fees	$886
Legal fees and expenses	$18,000
Accountants fees and expenses	$6,000
Miscellaneous	$500

TOTAL	$25,386

SELLING SHAREHOLDERS

Beneficial Ownership and Other Information

The following table sets forth information regarding the beneficial ownership of our ordinary shares by the selling shareholders, as of March 9, 2011. Beneficial ownership of shares is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Ordinary shares that are subject to warrants or stock options that are presently exercisable or exercisable within 60 days of a specified date are deemed to be outstanding and beneficially owned by the person holding the stock options or warrants for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage of any other person.

In January, 2011 Mr. Ofer Adler, our director and former Chief Executive Officer (served as Chief Executive Officer in the Company from February 2008 to August 2010), sold 1,020,000 of our ordinary shares to institutional and accredited investors, listed in (1) to (21) in the table below.  We did not receive any proceeds from the offering, and no new shares were issued as a result thereof.  Because such ordinary shares sold were restricted shares and were not freely transferable, we agreed to register the shares sold for resale.

Nothing in this prospectus shall be construed as an admission that the selling shareholders are the beneficial owner of any of our securities, other than the securities described in this section.

The following table assumes that the selling shareholders will sell all of the securities owned by them and covered by this prospectus. Our registration of these securities does not necessarily mean that the selling shareholders will sell any or all of the securities.

Except as otherwise noted below the selling shareholders are not broker-dealers or affiliates of a broker-dealer.

Except as indicated in the footnotes to this table, the selling shareholders have sole voting and investment power for the shares beneficially owned by them. Percentage ownership is based on 9,713,092 ordinary shares outstanding on March 9, 2011.  Our major shareholders do not have different voting rights than our other shareholders.

	Name	Number and percentage of Ordinary Shares being offered	Percentage of Ordinary Shares Outstanding (1)	Number/ Percentage of Ordinary Shares beneficially owned prior to Offering (1)	Number/ Percentage of Ordinary Shares beneficially owned after the Offering (1)
1	CCM Master Qualified Fund, LTD One North Wacker Drive, Suite 4350 Chicago, IL 60606	370,000	3.8%	370,000/3.8%	---
2	Leap Tide Offshore, Ltd. Leap Tide Capital Management 10451 Mill Run Circle, Suite 400 Owings Mills, MD 21117	70,000	0.7%	70,000/0.7%	---

3	Leap Tide Partners, L.P. Leap Tide Capital Management 10451 Mill Run Circle, Suite 400 Owings Mills, MD 21117	70,000	0.7%	70,000/0.7%	---
4	Iroquois Master Fund Ltd. Iroquois Capital Management, LLC 641 Lexington Ave., 26th Fl. New York, NY 10022	75,000	0.8%	75,000/ 0.8%	---
5	Tamir Fishman Provident and Education Funds Ltd on behalf of Tamir Fishman provident Fund – General 38 Habarel St Tel Aviv, 69710 Israel	21,597	0.2%	21,597/0.2%	---
6	Tamir Fishman Provident and Education Funds Ltd on behalf of Tamir Fishman Education Fund – General 38 Habarel St Tel Aviv, 69710 Israel	25,284	0.3%	25,284/0.3%	---
7	Tamir Fishman Provident and Education Funds Ltd on behalf of Tamir Fishman Provident Fund – Shares 38 Habarel St Tel Aviv, 69710 Israel	19,866	0.2%	19,866/0.2%	---
8	Tamir Fishman Provident and Education Funds Ltd on behalf of Tamir Fishman Education Fund – Shares 38 Habarel St Tel Aviv, 69710 Israel	17,328	0.2%	17,328/0.2%	---
9	Tamir Fishman Provident and Education Funds Ltd on behalf of Tamir Fishman Provident Fund – Shares Abroad 38 Habarel St Tel Aviv, 69710 Israel	933	0.01%	933/0.01%	---
10	Tamir Fishman Provident and Education Funds Ltd on behalf of Tamir Fishman Education Fund – Shares Abroad 38 Habarel St Tel Aviv, 69710 Israel	761	0.01%	761/0.01%	---
11	Tamir Fishman Provident and Education Funds Ltd on behalf of Tamir Fishman Provident Fund – Savings 38 Habarel St Tel Aviv, 69710 Israel	4,231	0.04%	4,231/0.04%	---

12	Globis Capital Partners, LP 60 Broad Street, 39th Floor New York, NY 10004	80,000	0.8%	161,156/1.7%	81,156/0.8%
13	Nokomis Capital Master Fund, L.P. Nokomis Capital LLC 2305 Cedar Springs Rd, Ste 420 Dallas, TX 75201	50,000	0.5%	392,605/4.0%	342,605/3.5%
14	Kingsbrook Opportunities Master Fund LP Kingsbrook Partners LP 590 Madison Ave, 27th Floor New York, NY 10022	40,000	0.4%	40,000/0.4%	---
15	Octagon Capital Partners c/o Steven Hart 155 West 68th St, #27E New York, NY 10023	40,000	0.4%	40,000/0.4%	---
16	Cranshire Capital LP (2) 3100 Dundee Road, Ste 703 Northbrook, IL 60062	36,000	0.4%	36,000/0.4%	---
17	Freestone Advantage Partners, LP (3) c/o Downsview Capital Inc 3100 Dundee Road, Ste 703 Northbrook, IL 60062	4,000	0.04%	4,000/0.04%	---
18	Punch Micro Cap Partners LLC Punch Associates Investment Management 3601 West 76th St, Ste 225 Edina, MN 55435	30,000	0.3%	30,000/0.3%	---
19	Old School Partners 4 Halivonah Chashmonaim, Israel	35,000	0.4%	185,000/1.9%	150,000/1.5%
20	Adam Segel 121 Beach Street #802 Boston, MA 02111	15,000	0.2%	15,000/0.2%	---
21	Alvin Segel 27475 Latigo Bay View Drive Malibu, CA 90265	15,000	0.2%	25,000/0.3%	10,000/0.1%

(1)
The percentages in this table are based on 9,713,092 Ordinary Shares outstanding as of March 9, 2011 and does not include 346,019 Ordinary Shares held by the Company, which shares do not confer upon the Company any voting rights.

(2)
Downsview Capital, Inc. (“Downsview”) is the general partner of Cranshire Capital, L.P. (“Cranshire”) and consequently has voting control and investment discretion over securities held by Cranshire. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result of the foregoing, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Cranshire.

(3)
Downsview Capital, Inc. (“Downsview”) is the investment manager for a managed account of Freestone Advantage Partners, LP ("Freestone") and consequently has voting control and investment discretion over securities held in such account. Mitchell P. Kopin (“Mr. Kopin”), President of Downsview, has voting control over Downsview. As a result, each of Mr. Kopin and Downsview may be deemed to have beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended) of the shares of common stock beneficially owned by Freestone.

DESCRIPTION OF SHARE CAPITAL

Ordinary Shares

Our authorized share capital consists of 40 million ordinary shares, par value NIS 0.01 per share. We may from time to time, by approval of a majority of our shareholders, increase our authorized share capital.

Voting, Shareholder Meetings and Resolutions

Holders of ordinary shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. This right may be changed if shares with special voting rights are authorized in the future.

Our articles of association and the laws of the State of Israel do not restrict the ownership or voting of ordinary shares by non-residents of Israel, except with respect to citizens of countries that are in a state of war with Israel.

Under the Israeli Companies Law, an annual general meeting of our shareholders should be held once every calendar year, but no later than 15 months from the date of the previous annual general meeting. The quorum required for a general meeting of shareholders consists of at least two shareholders present in person or by proxy holding in the aggregate at least 33 1/3% of the voting power. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the chairperson of the board of directors designates in a notice to the shareholders with the consent of the holders of the majority voting power represented at the meeting voting on the question of adjournment. In the event of a lack of quorum in a meeting convened upon the request of shareholders, the meeting shall be dissolved. At the reconvened meeting, the required quorum consists of any number of shareholders present in person or by proxy.

Our board of directors may, in its discretion, convene additional meetings as “special general meetings.” In addition, the board must convene a special general meeting upon the demand of two of the directors, one fourth of the nominated directors, one or more shareholders having at least 5% of outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company. The chairperson of the board of directors presides at each of our general meetings. The chairperson of the board of directors is not entitled to a vote at a general meeting in his capacity as chairperson.

Most shareholders’ resolutions, including resolutions to amend our articles of association (except as set forth below), make changes in our capital structure such as a reduction of capital, increase of capital or share split, merger or consolidation, authorize a new class of shares, elect directors, other than external directors, appoint auditors or approve most transactions with office holders will be deemed adopted if approved by the holders of a majority of the voting power represented at a shareholders’ meeting, in person or by proxy, and voting on that resolution. Except as set forth in the following sentence none of these actions require the approval of a special majority. Amendments to our articles of association relating to the election and vacation of office of directors, the composition and size of the board of directors and the insurance, indemnification and release in advance of the company’s office holders with respect to certain liabilities incurred by them require the approval at a general meeting of shareholders holding more than two-thirds of the voting power of the issued and outstanding share capital of the company.

Dividend and Liquidation Rights

The holders of the ordinary shares are entitled to their proportionate share of any cash dividend, share dividend or dividend in kind declared with respect to our ordinary shares on or after the date of this prospectus. We may declare dividends out of profits legally available for distribution. Under the Israeli Companies Law, a company may distribute a dividend only if the distribution does not create a reasonable risk that the company will be unable to meet its existing and anticipated obligations as they become due. A company may only distribute a dividend out of the company’s profits, as defined under the Israeli Companies Law. If the company does not meet the profit requirement, a court may allow it to distribute a dividend, as long as the court is convinced that there is no reasonable risk that such distribution might prevent the company from being able to meet its existing and anticipated obligations as they become due.

Under the Israeli Companies Law, the declaration of a dividend does not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our articles of association provide that the board of directors may declare and distribute dividends without the approval of the shareholders. In the event of our liquidation, holders of our ordinary shares have the right to share ratably in any assets remaining after payment of liabilities, in proportion to the paid-up par value of their respective holdings.

These rights may be affected by the grant of preferential liquidation or dividend rights to the holders of a class of shares that may be authorized in the future.

Notices

  Our Articles of Association require that we hold  shareholders’ meetings upon 21 days’ prior notice to our shareholders, or 35 days to the extent required under the regulations to the Israeli Companies Law,  if the meeting is adjourned for the purpose of voting on any of the following matters: appointment and removal of directors, approval of certain matters relating to the fiduciary duties of office holders) and of certain transactions with interested parties, approval of certain mergers and any other matter in respect of which the articles of association provide that resolutions of the general meeting may be approved by means of a voting document.

Modification of Class Rights

The Israeli Companies Law provides that, unless otherwise provided by the articles of association, the rights of a particular class of shares may not be adversely modified without the vote of a majority of the affected class at a separate class meeting.

Election of Directors

Our board of directors generally consists of seven directors, two of whom qualify as "external directors" for Israeli law purposes and have been determined by our board of directors to qualify as "independent" for Nasdaq Stock Market Purposes as well. Other than external directors, who are subject to special election requirements under Israeli law, our directors are elected in three staggered classes by the vote of a majority of the ordinary shares present and entitled to vote at meetings of our shareholders at which directors are elected. The members of only one staggered class will be elected at each annual meeting for a three-year term, so that the regular term of only one class of directors expires annually. At our annual general meeting held in 2008, the term of the third class, consisting of Gittit Guberman, expired, she did not stand for reelection and Arik Ramot was elected in her place for a three-year term. At our annual general meeting on December 31, 2009, the term of the first class, consisting of Tamar Gottlieb and Yaron Adler, expired, Tamar Gottlieb was reelected, Yaron Adler was not and Arik Czerniak was elected in his place for a three-year term. The external directors will not be assigned a class and will serve in accordance with Israeli law. On March 30, 2009 the term of one of our external directors, Mr. James H. Lee, expired and at the extraordinary shareholder meeting on July 9, 2009, Avichay Nissenbaum was elected as an external director for a three-year term. At our 2010 annual shareholder meeting held on January 6, 2011, David Jutkowitz was reelected for another three year term as an external director of the Company, Ofer Adler was reelected for a three year term as director and Josef Mandelbaum was elected for a three year term as director.

Our registration number with the Israeli Companies Registrar is 51-284949-8. Pursuant to Section 3 of our articles of association, our objectives are the development, manufacture and marketing of software and any other objective as determined by our board of directors.

As of  March 9, 2011 we had 10,059,111 ordinary shares outstanding, par value NIS 0.01 per share (out of which 346,019 ordinary shares are dormant shares), and 1,694,320 ordinary shares underlying outstanding options granted under the Company's option plan.

The transfer agent and registrar for our ordinary shares is American Stock Transfer & Trust Company, 59 Maiden Lane, New York, New York 10007.

For further information concerning the above,  please see the discussion in Item 10 (Additional Information) of our Annual Report on Form 20-F for the year ended December 31, 2010, filed with the SEC on March 9, 2011, which is incorporated by reference in this prospectus.

LEGAL MATTERS

The validity of the securities offered in this prospectus will be passed upon for us by Yigal Arnon & Co., our Israeli counsel.

EXPERTS

The consolidated financial statements of Incredimail Ltd. and its subsidiaries appearing in Incredimail Ltd.'s Annual Report (Form 20-F) for the year ended December 31, 2010, have been audited by Kost Forer Gabbay & Kasierer, a member firm of Ernst & Young Global, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

ENFORCEABILITY OF CIVIL LIABILITIES AND
AGENT FOR SERVICE OF PROCESS IN THE UNITED STATES

We are incorporated in Israel, most of our executive officers and directors and the Israeli experts named herein are nonresidents of the United States, and a substantial portion of our assets and of such persons' are located outside the United States. For further information regarding enforceability of civil liabilities against us and other persons, see the discussions in Item 3 of our Annual Report on Form 20-F for the year ended December 31, 2010 under the caption "Risk Factors —Risks Related to Our Operations in Israel — Investors and our shareholders generally may have difficulties enforcing a U.S. judgment against us, our executive officers and our directors or asserting U.S. securities laws claims in Israel".

WHERE YOU CAN FIND MORE INFORMATION;
INCORPORATION OF INFORMATION BY REFERENCE

We have filed a registration statement on Form F-3 with the Securities and Exchange Commission in connection with this offering. In addition, we file reports with, and furnish information to, the Securities and Exchange Commission. You may read and copy the registration statement and any other documents we have filed at the Securities and Exchange Commission, including any exhibits and schedules, at the Securities and Exchange Commission’s public reference room at 100 F Street N.E., Washington, D.C. 20549. You may call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on this public reference room. As a foreign private issuer, all documents which were filed after November 4, 2002 on the Securities and Exchange Commission's EDGAR system are available for retrieval on the Securities and Exchange Commission's website at www.sec.gov. These Securities and Exchange Commission filings are also available to the public on the Israel Securities Authority’s Magna website at www.magna.isa.gov.il and from commercial document retrieval services. We also generally make available on our own web site (www.incredimail-corp.com and www.incredimail.com) our quarterly and year-end financial statements as well as other information.

This prospectus is part of the registration statement and does not contain all of the information included in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are a part of the registration statement.

The Securities and Exchange Commission allows us to "incorporate by reference" into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the Securities and Exchange Commission.

This prospectus will be deemed to incorporate by reference the following documents previously filed by us with the Securities and Exchange Commission:

•	Annual report on Form 20-F for the year ended December 31, 2010, filed on March 9, 2011, to the extent the information in that report has not been updated or superseded by this prospectus;

•
any report on Form 6-K, or parts thereof, meeting the requirements of Form F-3 filed after the date of the initial registration statement and prior to its effectiveness, which states that it, or any part thereof, is being incorporated by reference herein.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F, Form 40-F or Form 10-K, and all subsequent filings on Forms 10-Q and 8-K filed by the registrant pursuant to the Exchange Act, prior to the termination of the offering made by this prospectus. We may incorporate by reference into this prospectus, any Form 6-K meeting the requirements of Form F-3 which is submitted to the Securities and Exchange Commission after the date of the filing of the registration statement being filed in connection with this offering and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at: 4 HaNechoshet Street, Tel Aviv, Israel 69710, Attn: Corporate Secretary, telephone number:  972-3-7696100. Copies of these filings may also be accessed at our website, www.incredimail-corp.com and www.incredimail.com.

A copy of this prospectus, our memorandum of association and our articles of association, are available for inspection at our offices at 4 HaNechoshet Street, Tel Aviv, Israel 69710 and on the Israel Securities Authority’s Magna website, www.magna.isa.gov.il.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

1,020,000 Ordinary Shares
____________________________

PROSPECTUS

____________________________

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone to provide you with different information.  We are not making any offer to sell or buy any of the securities in any state where the offer or sale is not permitted.  You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

__________, 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8.        INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of association allow us to indemnify, exculpate and insure our office holders, which includes our directors, to the fullest extent permitted by the Israeli Companies Law, provided that procuring this insurance or providing this indemnification or exculpation is approved by the audit committee and the board of directors, as well as by the shareholders if the office holder is a director. Our articles of association also allow us to insure or indemnify any person who is not an office holder, including any employee, agent, consultant or contractor who is not an office holder.

Under the Israeli Companies Law, a company may indemnify an office holder in respect of some liabilities, either in advance of an event or following an event. If a company undertakes to indemnify an office holder in advance against monetary liability incurred in his or her capacity as an office holder whether imposed in favor of another person pursuant to a judgment, a settlement or an arbitrator’s award approved by a court, the indemnification must be limited to foreseeable events in light of the company’s actual activities at the time of the indemnification undertaking and to a specific sum or a reasonable criterion under such circumstances, as determined by the board of directors.

Under the Israeli Companies Law, only if and to the extent provided by its articles of association, a company may indemnify an office holder against the following liabilities or expenses incurred in his or her capacity as an office holder:

(1)	any monetary liability whether imposed on him or her in favor of another person pursuant to a judgment, a settlement or an arbitrator’s award approved by a court
(2)
reasonable litigation expenses, including attorneys’ fees, incurred by him or her as a result of an investigation or proceedings instituted against him or her by an authority empowered to conduct an investigation or proceedings, which are concluded either (i) without the filing of an indictment against the office holder and without the levying of a monetary obligation in lieu of criminal proceedings upon the office holder, or (ii) without the filing of an indictment against the office holder but with levying a monetary obligation in substitute of such criminal proceedings upon the office holder for a crime that does not require proof of criminal intent

(3)
reasonable litigation expenses, including attorneys’ fees, in proceedings instituted against him or her by the company, on the company’s behalf or by a third-party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for a crime that does not require proof of criminal intent

Under the Israeli Companies Law, a company may obtain insurance for an office holder against liabilities incurred in his or her capacity as an office holder, if and to the extent provided for in its articles of association. These liabilities include a breach of duty of care to the company or a third-party, a breach of duty of loyalty and any monetary liability imposed on the office holder in favor of a third-party.

A company may, in advance only, exculpate an office holder for a breach of the duty of care. However, a company may not so exculpate an office holder for a breach of the duty of care in connection with a distribution of dividends or a repurchase of the company’s securities. A company may not exculpate an office holder from a breach of the duty of loyalty towards the company.

Under the Israeli Companies Law, however, an Israeli company may only indemnify or insure an office holder against a breach of duty of loyalty to the extent that the office holder acted in good faith and had reasonable grounds to assume that the action would not prejudice the company. In addition, an Israeli company may not indemnify, insure or exculpate an office holder against a breach of duty of care if committed intentionally or recklessly, or an action committed with the intent to derive an unlawful personal gain, or for a fine or forfeit levied against the office holder.

Our board of directors and shareholders have resolved to indemnify our directors and our Chief Financial Officer to the extent permitted by law and by our articles of association for liabilities not covered by insurance and that are of certain enumerated events, subject to an aggregate sum equal to 50.0% of the shareholders equity as set forth in the financial report of the preceding year to which a claim for indemnification is made.

ITEM 9.	EXHIBITS

Exhibit Number	Description of Document
5.1	Opinion of Yigal Arnon & Co.
23.1	Consent of Yigal Arnon & Co. (contained in their opinion constituting Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay & Kasierer
24	Power of Attorney (set forth on signature page)

ITEM 10.	UNDERTAKINGS

(a)	The undersigned Registrant hereby undertakes:

i.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

iii.
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

ii.
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial  bona fide offering thereof.

iii.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

iv.
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

v.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the Registrant is relying on Rule 430B:

A.
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

vi.
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)	The undersigned Registrant hereby undertakes that:

i.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

ii.
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement on Form F-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tel Aviv, Israel, on March 10, 2011.

IncrediMail Ltd.

By:	/s/ Joseph Mandelbaum
Joseph Mandelbaum
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints Josef Mandelbaum and Yacov Kaufmanor any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-3 and to file the same with all exhibits thereto and other documents in connection therewith with the Securities Exchange Commission, granting such attorneys-in-fact and agents, and each of them, full power and authority to do all such other acts and execute all such other documents as they, or any of them, may deem necessary or desirable in connection with the foregoing, as fully as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Josef Mandelbaum Josef Mandelbaum	Chief Executive Officer and Director (principal executive officer)	March 10, 2011

/s/ Yacov Kaufman Yacov Kaufman	Chief Financial Officer (principal financial and accounting officer)	March 10, 2011

/s/ Tamar Gottlieb Tamar Gottlieb	Chairperson and Director	March 10, 2011

/s/ Ofer Adler Ofer Adler	Director	March 10, 2011

/s/ Arik Czerniak Arik Czerniak	Director	March 10, 2011

/s/ David Jutkowitz David Jutkowitz	Director	March 10, 2011

/s/ Avichay Nissenbaum Avichay Nissenbaum	Director	March 10, 2011

/s/ Arik Ramot Arik Ramot	Director	March 10, 2011

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of IncrediMail Ltd., has signed this Registration Statement on Form F-3 on March 10, 2011.

INCREDIMAIL INC.

By:	/s/ Josef Mandelbaum
Name: Josef Mandelbaum
Title: Chief Executive Officer

Exhibit Number	Description of Document
5.1	Opinion of Yigal Arnon & Co.
23.1	Consent of Yigal Arnon & Co. (contained in their opinion constituting Exhibit 5.1)
23.2	Consent of Kost Forer Gabbay & Kasierer
24	Power of Attorney (set forth on signature page)